Exhibit 99.1

Crown Crafts Announces Financial Results for Third Quarter Fiscal 2026

Gonzales, Louisiana – February 11, 2026, Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) a producer designer, and distributor of infant, toddler, and juvenile consumer products, today reported results for the third quarter fiscal year 2026, which ended December 28, 2025.

Third Quarter Summary

●	Net sales of $20.7 million compared with $23.4 million in the prior-year quarter.

●	Gross profit margin of 23.5% compared with 26.1% in the prior-year quarter.

●	Net income of $1.5 million increased from $0.9 million in the prior-year quarter.

●	Subsequent to the quarter, announced Manhattan Toy’s relaunch of Groovy Girls, an iconic line of soft fashion dolls that will be available starting in May of 2026.

●	Declared a quarterly dividend of $0.08 per share of Series A common stock.

“We believe our third quarter results demonstrate the diligent efforts of our team and resilience of our business model as we work to overcome the challenging demand environment and the ongoing effects of higher tariffs,” said Olivia Elliott, President and Chief Executive Officer. “We are committed to driving profitability as we continue to execute on pricing and cost actions to offset the pressure on sales and are encouraged by the positive performance in our bibs, toys and disposable categories during the holiday season.”

“Looking ahead, we are thrilled to announce the relaunch of Manhattan Toy’s Groovy Girls and remain focused on what we can control – internal product development, driving mix toward higher-margin product, carefully managing expenses, and prudently managing our balance sheet,” added Ms. Elliott. “We continue to navigate an environment marked by uneven consumer spending and elevated tariffs, but we believe our brands, customer relationships and category positions have us well prepared to enhance long-term shareholder value as conditions normalize.”

Third Quarter Fiscal 2026 Results

Net sales were $20.7 million for the three-month period ended December 28, 2025, compared with $23.4 million for the three-month period ended December 29, 2024. Gross profit was $4.9 million compared to $6.1 million in the prior-year period, reflecting a gross margin of 23.5%, versus 26.1% of net sales for the same period in 2024.

Marketing and administrative expenses increased by $0.6 million to $5.0 million in the current-year quarter due to severance expenses incurred in connection with operational consolidation efforts. Other income benefitted by $2.5 million in the three-month period ended December 28, 2025 from insurance proceeds for claims made by the Company under a representation and warranties insurance policy purchased in connection with a recent acquisition. The net impact of the insurance proceeds, excluding certain legal and license related expenses, to income before income tax expense was $2.1 million.

Quarterly Cash Dividend

The Board of Directors declared a quarterly cash dividend on the Company’s Series A common stock of $0.08 per share, which will be paid on April 3, 2026 to stockholders of record at the close of business on March 13, 2026.

Conference Call

The Company will host a teleconference today at 8:00 a.m. CDT to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions. The teleconference can be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website.

To join the teleconference, dial (844) 861-5504 and ask to join the Crown Crafts call. A telephone replay of the teleconference will be available one hour after the end of the call through 4:00 p.m. CDT on May 11, 2026. To access the replay, dial (855) 669-9658 in the United States or (412) 317-0088 from international locations and enter replay access code 7393378.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets, and distributes infant, toddler, and juvenile consumer products. Founded in 1957, Crown Crafts is one of America’s largest producers of infant bedding, toddler bedding, diaper bags, bibs, toys, and disposable products. The Company primarily operates through its wholly owned subsidiaries, NoJo Baby & Kids, Inc. and Sassy Baby, Inc., which market a variety of infant, toddler, and juvenile products under Company-owned trademarks (Sassy®, NoJo®, Manhattan Toy®, Baby Boom® and Neat Solutions®.), as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores, juvenile specialty stores, value channel stores, grocery and drug stores, restaurants, wholesale clubs, internet-based retailers and direct-to-consumers through the Company’s websites. For more information, visit the Company’s website at www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including the impact of increased U.S. tariffs and any retaliatory measures by impacted exporting countries, the Company’s ability to mitigate the impact of such tariffs, changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Claire Spencer

Vice President and Chief Financial Officer

investor@crowncrafts.com

Investor Relations:

Three Part Advisors
Steven Hooser, Partner, or John McNamara, Managing Director
(817) 421-1803

jmcnamara@threepa.com

CROWN CRAFTS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE- AND NINE-MONTH PERIODS ENDED DECEMBER 28, 2025 AND DECEMBER 29, 2024
(amounts in thousands, except per share amounts)

	Three-Month Periods Ended		Nine-Month Periods Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024

Net sales	$20,717	$23,351	$59,890	$64,023
Cost of products sold	15,855	17,253	44,939	47,002
Gross profit	4,862	6,098	14,951	17,021
Marketing and administrative expenses	4,968	4,397	14,393	14,108
(Loss) income from operations	(106)	1,701	558	2,913
Other (expense) income:
Interest expense - net of interest income	(280)	(391)	(850)	(840)
(Loss) gain on sale of property, plant and equipment	-	(2)	-	(2)
Other income (expense) - net	2,494	(33)	2,597	(55)
Income before income tax expense	2,108	1,275	2,305	2,016
Income tax expense	598	382	742	585
Net income	$1,510	$893	$1,563	$1,431

Weighted average shares outstanding:
Basic	10,701	10,394	10,635	10,353
Effect of dilutive securities	-	-	-	1
Diluted	10,701	10,394	10,635	10,354

Earnings per share - basic and diluted	$0.14	$0.09	$0.15	$0.14

CROWN CRAFTS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 28, 2025 AND MARCH 30, 2025
(amounts in thousands, except share and per share amounts)

	December 28, 2025	March 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$2,402	$521
Accounts receivable - net of allowances of $1,898 and $1,723, respectively
Due from factor	14,669	21,854
Other	3,193	2,654
Inventories	31,151	27,800
Prepaid expenses	3,189	2,474
Total current assets	54,604	55,303

Operating lease right of use assets	9,270	12,253
Property, plant and equipment - net of accumulated depreciation of $5,615 and $5,037, respectively	1,938	1,888
Intangible assets - net of accumulated amortization of $11,428 and $10,840, respectively	6,462	7,050
Deferred income taxes	3,654	4,508
Other assets	176	152
Total Assets	$76,104	$81,154

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,139	$5,225
Accrued royalties	830	1,507
Dividends payable	921	876
Operating lease liabilities, current	3,975	3,987
Accrued liabilities	1,074	1,920
Current maturities of long-term debt	1,991	1,990
Total current liabilities	15,930	15,505

Non-current liabilities:
Long-term debt	14,432	16,512
Operating lease liabilities, noncurrent	6,109	9,107
Reserve for unrecognized tax liabilities	434	411
Total non-current liabilities	20,975	26,030

Shareholders' equity:
Common stock - $0.01 par value per share; Authorized 40,000,000 shares at December 28, 2025 and March 30, 2025; Issued 13,611,749 shares at December 28, 2025 and 13,478,402 shares at March 30, 2025	136	135
Additional paid-in capital	59,213	58,637
Treasury stock - at cost - 2,913,962 shares at December 28, 2025 and 2,910,859 shares at March 30, 2025	(15,889)	(15,880)
Retained Earnings (accumulated deficit)	(4,261)	(3,273)
Total shareholders' equity	39,199	39,619
Total Liabilities and Shareholders' Equity	$76,104	$81,154